                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: August 6, 2001


                      SMITH BARNEY FUND MANAGEMENT LLC



                      By: /s/ Lewis Daidone
                         --------------------------------------------
                         Name:  Lewis Daidone
                         Title:  Chief Financial Officer


                      SALOMON SMITH BARNEY HOLDINGS INC.



                      By: /s/ Andrew W. Alter
                         --------------------------------------------
                         Name:  Andrew W. Alter
                         Title: Assistant Secretary


                      CITIGROUP INC.



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary